As filed with the Securities and Exchange Commission on May   , 2004
                                                       Registration No. 333-____

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             Hauppauge Digital, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                             11-3227864
  (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 91 Cabot Court
                            Hauppauge, New York 11788
                                 (631) 434-1600
                    (Address of principal executive offices)

     1995 Employment Contract Option Plan for the Benefit of Kenneth Plotkin
                              (Full title of plan)

                               Mr. Kenneth Plotkin
                                    President
                             Hauppauge Digital Inc.
                                 91 Cabot Court
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (631) 434-1600
          (Telephone number, including area code, of agent for service)

                                  -------------

                                    Copy to:
                            Herbert W. Solomon, Esq.
                         Meltzer, Lippe & Goldstein, LLP
                                190 Willis Avenue
                             Mineola, New York 11501
                               (516) 747-0300 Fax
                                 (516) 747-0653


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                         CALCULATION OF REGISTRATION FEE

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                                                    Proposed
                                  Proposed          maximum
Title of           Amount         maximum           aggregate       Amount of
securities to      to be          offering price    offering        registration
be registered      registered     per share (a)     price           fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01     300,000        $1.575            $472,500.00     $60.00
per share
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(a) Price based upon exercise price of option        TOTAL:         $60.00

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      This Registration Statement on Form S-8 of Hauppauge Digital, Inc., a Delaware corporation (the "Registrant"), covers the shares of common stock $.01 par value (the "Common Stock") of the Registrant to be issued upon the exercise of an option (the "Option") to purchase up to 300,000 shares (adjusted for the Registrant's 2 for 1 stock split) at a price per share of $1.575 (as adjusted). The Option was granted pursuant to the terms of an employment agreement dated as of January 10, 1995 by and between the Registrant and Kenneth Plotkin and is referred to herein as the "1995 Employment Contract Plan for the benefit of Kenneth Plotkin" or the "Plan". The Option is exercisable for a ten year period commencing January 10, 1995, the effective date of the Registrant's initial public offering ("Effective Date"). Until the end of such tenth year, the Option is not exercisable unless the Registrant achieves certain goals. Pursuant to its terms, the Option became exercisable for 60,000 shares of Common Stock for each year during the first five full fiscal years after the Effective Date that the Registrant achieved pre-tax income of at least $1,000,000. The Registrant achieved such pre-tax income level for the fiscal years ended September 30, 1997, 1998 and 1999, and as a result, the Option is currently exercisable for 180,000 shares of Common Stock. The Option is exercisable for the remaining 120,000 shares of Common Stock at the end of the tenth year. The Board of Directors approved the grant of this Option under the Plan on December 8, 1994.


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

Item 2. Registrant Information and Employee Plan Annual Information

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to an eligible employee pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:

                          Gerald Tucciarone, Treasurer
                          Hauppauge Digital Inc.
                          91 Cabot Court
                          Hauppauge, New York 11788
                          (631) 434-1600

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated January 4, 1995, including any amendments thereto or reports filed for the purpose of updating such description.

      (d) The Registrant's latest proxy statement pursuant to Section 14(a) of the Exchange Act.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


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

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The legality of the Common Stock offered hereby has been passed upon by Meltzer, Lippe & Goldstein, LLP ("MLG"), legal counsel of the Company. Attorneys who are partners or counsel in MLG own 1,000 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

      Section 145(a) of the Delaware General Corporation Law provides, in relevant part, that the Company may indemnify its directors and officers in the circumstances therein provided.

      Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides:

            No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

      Article VIII Section 2 of the Company's bylaws, as amended, provides the following:


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

      Section 2. The corporation shall to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The indemnifications authorized hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.


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

      The Registrant also maintains insurance policies which insures its officers and directors against certain liabilities.

      The foregoing discussions are necessarily subject to the complete text of the statute, the articles of incorporation, the by-laws and the terms of the insurance policies and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      4.1   Employment Agreement of Kenneth Plotkin, dated January 10, 1995

      5.1 Opinion of Meltzer, Lippe & Goldstein, LLP, as to the legality of the securities being offered

      23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant

      23.2  Consent of Meltzer, Lippe & Goldstein, LLP

Item 9. Undertakings.

      (a) The Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;


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

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or the Plan pursuant to Section 13 or
                        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d)of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on May 3, 2004.

                                           Hauppauge Digital Inc.


                                       By: /s/ Kenneth Plotkin
                                           -------------------------------------
                                           KENNETH PLOTKIN
                                           Chairman of the Board, Chief
                                           Executive Officer and vice President


                                       By: /s/ Gerald Tucciarone
                                           -------------------------------------
                                           GERALD TUCCIARONE
                                           Treasurer and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.


                                       By: /s/ Kenneth Plotkin
                                           -------------------------------------
                                           KENNETH PLOTKIN
                                              Director


                                       By: /s/ Bernard Herman
                                           -------------------------------------
                                           BERNARD HERMAN
                                           Director


                                       By: /s/ Steven J. Kpuerschmid
                                           -------------------------------------
                                           STEVEN J. KUPERSCHMID
                                           Director


                                       By: /s/ Robert S. Nadel
                                           -------------------------------------
                                           ROBERT S. NADEL
                                           Director


                                       By: /s/ Christopher G. Payan
                                           -------------------------------------
                                           CHRISTOPHER G. PAYAN
                                           Director


                                       By: /s/ Neil Page
                                           -------------------------------------
                                           NEIL PAGE
                                           Director


                                       By: /s/ Seymour G. Siegel
                                           -------------------------------------
                                           SEYMOUR G. SIEGEL
                                           Director


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                                  EXHIBIT INDEX

Exhibit Number    Description
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      4.1         Employment Agreement of Kenneth Plotkin dated January 10, 1995

      5.1         Opinion of Counsel

      23.1        Consent of Independent Certified Public Accountants

      23.2        Consent of Counsel


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